                 FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED
                        SENIOR REVOLVING CREDIT AGREEMENT

         This FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED SENIOR REVOLVING CREDIT AGREEMENT (the "Amendment") is made as of the 28th day of January, 2005, by and among ENESCO GROUP, INC., an Illinois corporation (the "Borrower"), the Borrowing Subsidiaries that may from time to time become a party to the Second Amended and Restated Senior Revolving Credit Agreement, the Lenders, and FLEET NATIONAL BANK, a national banking association, as Agent.

                                    RECITALS

         The Borrower, the Borrowing Subsidiaries, the Lenders and the Agent are parties to a certain Second Amended and Restated Senior Revolving Credit Agreement dated as of June 16, 2003, as amended by a First Amendment dated as of March 5, 2004; a Second Amendment dated as of August 10, 2004; a Third Amendment dated as of November 2, 2004; and a Fourth Amendment dated as of November 22, 2004 (as the same may be further amended or restated from time to time, collectively, the "Credit Agreement"), pursuant to which the Lenders have, subject to the terms and conditions set forth therein, made certain credit facilities available to the Borrower and the Borrowing Subsidiaries including those evidenced by the Notes executed and delivered pursuant to the Credit Agreement. The parties hereto have agreed to further modify the Credit Agreement as set forth herein. All capitalized terms used herein and not otherwise defined herein shall have their meanings as defined in the Credit Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Upon satisfaction in full, on or prior to January 28, 2005, of the conditions precedent set forth in Section 2 below, the Credit Agreement is amended as follows:

         (a)      The definition of "Borrowing Capacity" which appears in
         ARTICLE I is deleted in its entirety and replaced with the following:

                           "Borrowing Capacity" means the lesser of:

                           (x)      the Maximum Borrowing Amount, and

                           (y) the sum of (i) eighty percent (80%) of Consolidated Accounts Receivable of the Borrower which are not Ineligible Accounts, and (ii) sixty-five percent (65%) of the Eligible Inventory of the Borrower.

         (b) The definition of "Commitment" which appears in ARTICLE I is deleted in its entirety and replaced with the following:

                             "Commitment" means the obligations of each Lender,
                    subject to Borrowing Capacity, to make Advances not exceeding the aggregate principal amount (or, with respect to Letters of Credit and Bankers Acceptances, face amount) outstanding at any time as set forth opposite its signature on the Fifth Amendment hereto (i.e. $24,375,000 Commitment and $6,000,000 L/C and B/A Facility for Fleet National Bank and $14,625,000 Commitment for LaSalle Bank National Association), or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof, provided that, from the Fifth Amendment Date through March 31, 2005, the amounts of such Commitments shall (except as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2) be the following:

                             Between Fifth Amendment Date and February 28, 2005:

                             Fleet National Bank                       LaSalle Bank National Association

                             $24,375,000 Loans                         $14,625,000 Loans
                             $ 6,000,000 L/C and B/A Facility          $0 L/C and B/A Facility

                             Between March 1, 2005 and March 31, 2005:

                             Fleet National Bank                       LaSalle Bank National Association

                             $31,250,000 Loans                         $18,750,000 Loans
                             $ 6,000,000 L/C and B/A Facility          $0 L/C and B/A Facility

         (c) The following definition for the term "Eligible Inventory" is added in alphabetical order to ARTICLE I:

         "Eligible Inventory" means Inventory consisting of finished goods (and not raw material or work in process) which were recorded on the books of the Borrower or a Borrowing Subsidiary in the ordinary course of the business operations of the Borrower or such Borrowing Subsidiary, which Inventory satisfies each of the following requirements:

                  (i)      it is in good and merchantable condition;

                  (ii) it meets all standards imposed by any government agency having regulatory authority over such goods and/or their use, manufacture and/or sale;

                  (iii) it has been physically received in the continental United States by the Borrower or the applicable Borrowing Subsidiary, is not in transit, and is located at (A) a facility owned by the Borrower or such Borrowing Subsidiary not subject to any Lien, (B) a facility leased by a Borrower as to which the landlord of such facility shall have executed a landlord waiver in form acceptable to the Agent, provided that this clause (B) shall not take effect until ten days after the Fifth Amendment Date, (C) a warehouse facility as to which the warehouseman of such warehouse facility shall have executed a warehouseman's waiver in form acceptable to the Agent, (D) a facility owned by a Borrower or such Borrowing Subsidiary which is subject to a mortgage as to which the mortgagee of such facility shall have executed a mortgagee consent in form acceptable to the Agent, it being understood, however, that the Agent anticipates, without limiting the generality of the Agent's discretion with respect to the maintenance of additional reserves against the Eligible Inventory for the purpose of determining the Borrowing Capacity, that such reserves may include an amount equal to the amount of rent, mortgage payments, fees and equivalent amounts that are payable by the Borrower and applicable Borrowing Subsidiary for a period of 90 days with respect to any location for which the landlord, warehouseman or mortgagee with respect thereto has not waived or subordinated any rights it may have in the Inventory to the rights of the Agent or as to which, as a condition of such waiver or subordination, the Agent may be required to pay any such amounts as a condition of using such facility or removing the Inventory from such facility; provided that (x) such reserve of up to 90 days of rent, mortgage payments, fees and equivalent amounts (1) shall not apply with respect to the facilities located in West Chicago, Illinois and Irvine, California, and (2) shall not apply to the facility in Elk Grove, Illinois to the extent that the Borrower has prepaid the rent (it being understood that a security deposit does not for this purpose constitute a prepayment of rent) for such facility (e.g. if rent has been prepaid for 60 days, then the foregoing clause would require a reserve of 30 days rent), and (y) up to $2,000,000 of Inventory in transit which is fully insured by insurance as to which the Agent is the loss payee pursuant to an endorsement acceptable to the Agent shall not be excluded from being Eligible Inventory solely due to the fact that such Inventory is in transit;

                  (iv) it is currently held for sale and currently salable in the normal course of the business operations of the Borrower or applicable Borrowing Subsidiary;

                  (v) it does not constitute returned (unless suitable for resale), excess, obsolete, unsalable, shopworn, seconds, used, damaged or unfit Inventory, provided that, without limiting the generality of the Agent's discretion as to the determination of what constitutes Eligible Inventory, it is understood that (a) not more than 70% of Inventory in excess of sales of Inventory by the Borrower during the twelve months immediately preceding any date of determination may be Eligible Inventory, (b) not more than 70% of Inventory in excess of sales of Inventory by the Borrower during the twenty-four months immediately preceding any date of determination may be Eligible Inventory to the extent that such twenty-four month period began on or after October 1, 2003, and (c) not more than 50% of Inventory in excess of sales of Inventory by the Borrower during the twenty-four months immediately preceding any date of determination may be Eligible Inventory to the extent that such twenty-four month period began before October 1, 2003;

                  (vi) it does not constitute (1) Inventory which, pursuant to the terms of a license agreement, is no longer permitted to be sold by the Borrower (whether due to the termination of such license agreement or otherwise), or (2) Inventory which constitutes excess Collectors Club Inventory, and it has not otherwise been determined by the Agent in its sole discretion to constitute slow-moving inventory,

                  (vii) it is not subject to a sale to an account debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis;

                  (viii) it is not subject to any Lien of any kind except for the Lien of the Agent securing the Obligations;

                  (ix) it is Inventory on which the Agent holds a first lien perfected security interest (and as to which any amendment of a Security Agreement and UCC financing statement that is necessary in order for the Agent to hold a first lien perfected security interest therein has been executed or filed, as applicable);

                  (x) it is not Inventory which has been produced or is being sold pursuant to a license agreement, unless the license agreement is in form and substance acceptable to the Agent and the licensor has entered into an agreement with the Agent in form and substance satisfactory to the Agent which provides, among other things, for the Agent to have the right, if the Agent obtains possession of such inventory, to sell the licensed inventory for a period of time, and on terms and conditions, acceptable to the Agent, provided that (1) this clause (x) shall not apply to Precious Moments Inventory which is produced and sold pursuant to the Borrower's license agreement with Precious Moments, Inc. and United Media; and (2) this clause (x) shall not take effect as to any other Inventory until forty-five days after the Fifth Amendment Date;

                  (xi) it has not been sold to the Borrower or any affiliate of the Borrower;

provided however, that the Agent may in its reasonable discretion, (A) exclude particular items of Inventory from the definition of Eligible Inventory and (B) impose additional and/or more restrictive eligibility or valuation criteria than those set forth above as preconditions for any item of Inventory to be deemed to be Eligible Inventory hereunder.

         (d)      The definition of "Facility Termination Date" which appears in
         ARTICLE I is deleted in its entirety and replaced with the following:

                             "Facility Termination Date" means March 31, 2005.

         (e) The following definition for the term "Fifth Amendment Date" is added in alphabetical order to ARTICLE I:

                             "Fifth Amendment Date" means the date that the
                  Fifth Amendment to this Agreement takes effect.

         (f) The definition of "Inventory" which appears in ARTICLE I is deleted in its entirety and replaced with the following:

                           "Inventory" means and includes all present and future
                  inventory as defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts. As used in the Security Agreements (or otherwise in determining the assets in which a Lien has been granted to the Agent), but not for the purpose of determining the Borrowing Capacity hereunder, such term shall include all such inventory that is now owned or hereafter acquired, wherever located, including without limitation (a) inventory located at or in the possession of manufacturers or warehouses, (b) returned or repossessed inventory, (c) inventory in transit, (d) all products of and accessions to the foregoing, (e) all documents of title, whether negotiable or non-negotiable, representing any of the foregoing, and (f) all proceeds of the foregoing.

         (g) The following definition for the term "Issuing Bank" is added in alphabetical order to ARTICLE I:

                           "Issuing Bank" means a Lender that issues a Letter of
                  Credit or Bankers Acceptance hereunder .

         (h) The following definition for the term "Maximum Borrowing Amount" is added in alphabetical order to ARTICLE I:

                           "Maximum Borrowing Amount" means (a) between the
                  Fifth Amendment Date and February 28, 2005, $39,000,000 for Loans (excluding Letters of Credit and Bankers Acceptances) and $6,000,000 for Letters of Credit and Bankers Acceptances; and (b) between March 1, 2005 and March 31, 2005, $50,000,000 for Loans (excluding Letters of Credit and Bankers Acceptances) and $6,000,000 for Letters of Credit and Bankers Acceptances.

         (i) Section 2.1 is deleted in its entirety and replaced with the following:

                           2.1 Commitment From and including the date of this
                  Agreement and prior to the Facility Termination Date, each Lender agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Credit Parties from time to time in an aggregate amount not to exceed at any one time outstanding the amount of its Commitment for Loans, provided that, (a) no Loan may be requested hereunder if, after giving effect to the making of such Loan, the Loans or the aggregate amount of Loans, Letters of Credit and Bankers Acceptances would exceed the Borrowing Capacity, and (b) if the Loans at any time exceed the maximum pursuant to clause
                  (x) of the definition of Borrowing Capacity or the aggregate amount of the Loans, Letters of Credit and/or Bankers Acceptances exceed the maximum under clause (y) of the definition of Borrowing Capacity, the Borrower shall immediately repay the Loans in an amount sufficient for the Loans not to exceed the maximum under clause (x) of the definition of Borrowing Capacity and the aggregate amount of the Loans, Letters of Credit and/or Bankers Acceptances not to exceed the maximum under clause (y) of the definition of Borrowing Capacity.

         (j) Section 2.1.B is deleted in its entirety and replaced with the following:

                           2.1.B    Letter of Credit/Bankers Acceptance
                  Facility. From and including the date of this Agreement and prior to the Facility Termination Date, Fleet agrees, on the terms and conditions set forth in this Agreement, to (i) issue Letters of Credit, subject to the L/C and B/A Facility Limit, with Letter of Credit expiration dates of not more than 90 days beyond the Facility Termination Date, and (ii) permit Bankers Acceptances, subject to the L/C and BA Facility Limit, with expiration dates of not more than 90 days beyond the Facility Termination Date, and with any such Bankers Acceptances obtained in connection with Letters of Credit issued hereunder having expiration dates of not more than 150 days beyond the Faility Termination Date (the "L/C and B/A Facility"). "L/C and B/A Facility Limit" means the obligation of Fleet pursuant to this Section 2.1.B and subject to Borrowing Capacity (dollar for dollar based upon the aggregate stated amount of all such Letter of Credit and Bankers Acceptances outstanding), to issue Letters of Credit and permit Bankers Acceptances up to an aggregate stated amount of all such Letters of Credit and Bankers Acceptances outstanding at any given time of $6,000,000, provided that no Letter of Credit or Bankers Acceptance may be requested hereunder if, after giving effect to the issuance of such Letter of Credit or Bankers Acceptance, the aggregate amount of Loans, Letters of Credit and Bankers Acceptances would exceed the Borrowing Capacity.

         (k)      The following sentence is added to the end of Section 2.10:

                           Notwithstanding the foregoing, to the extent that the
                  outstanding amount of Loans (excluding the face amount of all outstanding Letters of Credit and Bankers Acceptances) hereunder exceeds $48,000,000 on any day, the interest payable with respect to the amount in excess of $48,000,000 for each such day shall be at the rate forth above plus an additional 1% per annum.

         (l)      The following sentence is added to the end of Section 2.12.1:

                           To the extent not sooner paid or payable hereunder,
                  the Borrower agrees to pay the Obligations, including without limitation the principal of and accrued and unpaid interest on the Loans and other Obligations, in full in cash on the Facility Termination Date.


         (m)      The following paragraphs are added to the end of Section 2.15:

                           (a) In order to induce the Issuing Bank to issue, extend and renew each Letter of Credit and Bankers Acceptance, the Borrower and each Borrowing Subsidiary jointly and severally agrees to reimburse or pay to the Agent, for the account of the Issuing Bank, with respect to each Letter of Credit and Bankers Acceptance issued, extended or renewed by the Issuing Bank hereunder:

                           (i) on each date that any draft presented under such Letter of Credit is honored by the Issuing Bank or the Issuing Bank otherwise makes a payment with respect thereto or with respect to any Bankers Acceptance, (x) the amount paid by the Issuing Bank under or with respect to such Letter of Credit or Bankers Acceptance, and (y) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Issuing Bank in connection with any payment made by the Issuing Bank under, or with respect to, such Letter of Credit or Bankers Acceptance,

                           (ii) upon the reduction (but not termination) of the amount of the L/C and B/A Facility to an amount less than the then outstanding amount of Letters of Credit and Bankers Acceptances, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Issuing Bank as cash collateral for all Obligations of the Borrower with respect thereto, including the Obligations set forth in clause
                  (i) above, and

                           (iii) upon the termination of the L/C and B/A Facility, or the acceleration of any of the Obligations, an amount equal to the then outstanding amount of Letters of Credit and Bankers Acceptances, which amount shall be held by the Agent for the benefit of the Issuing Bank as cash collateral for all Obligations of the Borrower with respect thereto, including the Obligations set forth in clause (i) above.

                  Each such payment shall be made to the Agent in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this Section 2.15 at any time from the date such amounts become due and payable (whether as stated in this Section 2.15, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in
                  Section 2.11.

                           (b) If any draft shall be presented or other demand for payment shall be made under any Letter of Credit or Bankers Acceptance, the Issuing Bank shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment, and the Borrower shall reimburse or pay the Agent as provided above. The responsibility of the Issuing Bank to the Borrower shall be only to determine that the documents (including each draft) delivered under each Letter of Credit or Bankers Acceptance in connection with such presentment shall be in conformity in all material respects with such Letter of Credit or Bankers Acceptance.

                           (c)      The Borrower's obligations under this
                  Section 2.15 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Unmatured Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Agent, any Lender, the Issuing Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Agent and the Issuing Bank that the Agent, the Issuing Bank and the Lenders shall not be responsible for, and the Borrower's' Obligations under Section 2.15 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or Bankers Acceptance or any financing institution or other party to which any Letter of Credit or Bankers Acceptance may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any Bankers Acceptance or any such transferee. The Agent, the Issuing Bank and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit or Bankers Acceptance. The Borrower agrees that any action taken or omitted by the Agent, the Issuing Bank or any Lender under or in connection with each Letter of Credit or Bankers Acceptance and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Agent or the Issuing Bank or any Lender to the Borrower.

                           (d) The Issuing Bank shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Bank. The Issuing Bank shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

                           (e) In addition to any customary issuance, amendment, negotiation or document examination, and other administrative fees as in effect from time to time with respect to the Letters of Credit and Bankers Acceptances, the Borrower shall pay a fee (a "L/C Fee") to the Agent, for the account of the Lender issuing any Letter of Credit of Bankers Acceptance, in respect of each Letter of Credit and Bankers Acceptance, for the period from and including the date of issuance of such Letter of Credit or Bankers Acceptance to and including the date of termination or expiration of such Letter of Credit or Bankers Acceptance, computed at a rate per annum in an amount equal to two percent (2%) per annum. Accrued L/C Fees shall be due and payable monthly in arrears on the first Business Day of each month and on the first Business Day on or after the termination of the Commitment upon which no Letters of Credit or Bankers Acceptances remain outstanding.

         (n)      The following Section 2.24 is added after Section 2.23:

                           2.24 Usage Fee. In addition to the Facility Fee,
                  Commitment Fee, and all other amounts payable hereunder, the Borrower shall pay to the Agent for the account of each Lender, (a) on the first Business Day in February, 2005, a fee in the amount of 0.10% (10 basis points) of the highest amount of Loans that were outstanding on any day in January, 2005, and (b) on the first Business Day in March, 2005, a fee in the amount of 0.10% of the highest amount of Loans that were outstanding on any day in February, 2005.

         (o) Section 3.8 is deleted in its entirety and replaced with the following:

                           3.8 Application of Payments. All payments of any of
                  the Obligations, including amounts obtained from the disposition of collateral, shall be applied first to the payment of all fees, expenses and other amounts due to the Agent (excluding principal and interst), then to accrued interest and fees payable on the Loans (including the Letters of Credit and Bankers Acceptances), and then to all of the other Obligations (including reimbursement and cash collateral obligations with respect to Letters of

                  Credit and Bankers Acceptances and amounts payable with respect to the F/X Facility), in each case for application to the Obligations on a pro rata basis based on the relative amount of each Obligation in relation to the sum of all of the Obligations.

         (p) Clause (xv) of Section 6.1 is deleted in its entirety and replaced with the following:

                           (xv) On or before Wednesday of every other week (i.e.
                  bi-weekly), commencing on the next Wednesday after the Fifth Amendment Date, a Borrowing Base Certificate in the form of Exhibit C-1 hereto showing the calculations necessary to determine Borrowing Capacity, which certificates shall have been signed by the Borrower's Chief Financial Officer or Treasurer, provided that, even though the amount of Accounts Receivable set forth on such Exhibit C-1 shall in each case be as of the end of the week preceding the date that such Borrowing Base Certificate is delivered hereunder, the amount of Inventory reflected in such Exhibit C-1 shall in each case be the amount of Inventory as of the end of the month most recently ended prior to the end of the week preceding the date of delivery of such Borrowing Base Certificate (e.g., the Borrowing Base Certificate delivered on February 16, 2005 shall set forth Accounts Receivable as of Februrary 11, 2005 and Inventory as of January 31, 2005).

         (q) The form of Exhibit C-1 is deleted in its entirety and replaced with Exhibit C-1 attached to this Amendment.

         (r)      The following Section 6.12.7 is added after Section 6.12.6:

                           6.12.7 Capital Expenditures. During the fiscal
                  quarter ending March 31, 2005, (a) the Borrower and its Subsidiaries shall not make capital expenditures (including Capitalized Lease Obligations incurred during such quarter, whether or not payable in such quarter) of more than $1,250,000 in the aggregate, and (b) the Borrower and its Subsidiaries shall not make capital expenditures and commitments to make future capital expenditures (including Capitalized Lease Obligations, and including the capital expenditures referred to in clause (a) of this paragraph) of more than $4,000,000 in the aggregate.

         (s)      The following Section 6.22 is added after Section 6.21:

                           6.21 Mortgage Modification. On or before February 14,
                  2005, the Borrower shall (a) execute and deliver to the Agent a modification of the Mortgage in form and substance acceptable to the Agent, which modification will reflect the changes made to the Commitments by the Fifth Amendment hereto, and (b) cause to be delivered to the Agent a title insurance endorsement insuring that the Mortgage continues to be valid and enforceable after the recording of such mortgage modification, with the same priority that it had prior to the execution of the Fifth Amendment hereto..

         (t)      The following sentence is added to the end of Section 11.2:

                  For the avoidance of doubt, references in this Section 11.2 to Loans include Lettters of Credit and Bankers Acceptances.

         2. The Borrower acknowledges and agrees that, in the absence of an agreement as to revised financial covenants for the period ending December 31, 2004 and thereafter by January 31, 2005 in accordance with clause (vi) of
Section 6.21 and the letter with respect thereto from the Agent to the Borrower dated December 10, 2004, an Event of Default will have occurred as of January 31, 2005 unless such Event of Default is waived by the Lenders. The Lenders hereby waive such Event of Default (and any Event of Default that may have occurred as a result of the Borrower's failure to be in compliance with the covenants set forth in Sections 6.12.1, 6.12.2, 6.12.3 or 6.12.6 of the Credit Agreement).

         3. The amendments set forth in Section 1 hereof and the waiver set forth in Section 2 hereof shall become effective as of the date that the following conditions shall have been satisfied (the date that such amendments take effect being the "Amendment Effective Date"), provided, however, that the amendments set forth in Section 1 hereof and the waiver set forth in Section 2 hereof shall not take effect unless such conditions have been satisfied on or before January 28, 2005.

         (a) The Lenders shall have executed this Amendment and shall have received a copy of this Amendment duly executed by the Borrower, the Borrowing Subsidiaries and the Guarantors.

         (b) The Borrower shall have paid to current and previous counsel for the Agent the amount of reasonable fees and disbursements owed to such counsel in connection with the Credit Agreement, this Agreement and matters related hereto and thereto, and the Borrower shall have paid the fees and disbursements owed to any consultants retained by the Agent in connection with the Credit Agreement and the Loans.

         4. Except as amended, modified or supplemented by this Amendment, all of the terms, conditions, covenants, provisions, representations, warranties and conditions of the Credit Agreement shall remain in full force and effect and are hereby acknowledged, ratified, confirmed and continued as if fully restated hereby.

         5. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof or contained in the Credit Agreement.

         6. It is the intention of the parties hereto that this Amendment shall not constitute a novation and shall in no way adversely affect or impair performance of the obligations of the Borrower under the Credit Agreement.

         7. Regardless of whether the conditions in Section 3 hereof are satisfied and whether or not the amendments in Section 1 and the waiver in
Section 2 take effect, the Borrower hereby confirms and ratifies the Obligations incurred by it and the Borrowing Subsidiaries under the Credit Agreement and the other Loan Documents, and acknowledges that the Borrower has no defense, offset, counterclaim, or right of recoupment against the Agent or any Lender with respect to any of such Obligations or any other matter.

         8. This Amendment is to be governed and construed in accordance with the laws of the Commonwealth of Massachusetts (without regard to it conflict of laws or choice of law principles).

         9. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties thereto may execute this Agreement by signing any such counterpart. This Amendment shall be effective when it has been executed by the Borrower, each of the Borrowing Subsidiaries, the Guarantors, the Agent and the each of the Lenders.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the foregoing has been executed as an instrument under seal as of the date first above written.

                                   ENSESCO GROUP, INC.



                                   By:      /s/ Cynthia Passmore-McLaughlin
                                            ------------------------------------
                                   Name:    Cynthia Passmore-McLaughlin
                                            ------------------------------------
                                   Title:   President & CEO
                                            ------------------------------------



                                   By:      /s/ Charles E. Sanders
                                            ------------------------------------
                                   Name:    Charles E. Sanders
                                            ------------------------------------
                                   Title:   Treasurer
                                            ------------------------------------

                                   FLEET NATIONAL BANK
Commitment;
$24,375,000 Loans
$6,000,000 L/C and B/A Facility



                                   By:      /s/ C. Christopher Smith
                                            ------------------------------------
                                   Name:    C. Christopher Smith
                                   Title:   Vice President

                                   LASALLE BANK NATIONAL ASSOCIATION
Commitment;
$14,625,000 Loans
$0 L/C and B/A Facility



                                   By:      /s/ Hollis J. Griffin, Jr.
                                            ------------------------------------
                                   Name:    Hollis J. Griffin, Jr.
                                   Title:   Vice President Commercial Banking

Acknowledged and agreed to:
Guarantor                          ENESCO INTERNATIONAL LTD.



                                   By:      /s/ Charles E. Sanders
                                            ------------------------------------
                                   Name:    Charles E. Sanders
                                            ------------------------------------
                                   Title:   Treasurer
                                            ------------------------------------

Acknowledged and agreed to:
(Borrowing Subsidiaries)
                                   ENESCO INTERNATIONAL (H.K.) LIMITED



                                   By:      /s/ Charles E. Sanders
                                            ------------------------------------
                                   Name:    Charles E. Sanders
                                            ------------------------------------
                                   Title:   Director
                                            ------------------------------------

                                   GREGG MANUFACTURING, INC.



                                   By:      /s/ Charles E. Sanders
                                            ------------------------------------
                                   Name:    Charles E. Sanders
                                            ------------------------------------
                                   Title:   CFO & Treasurer
                                            ------------------------------------